EXHIBIT 99.1

LTX Announces Third Quarter Results

NORWOOD, Mass., May 20, 2008 (PRIME NEWSWIRE) -- LTX Corporation (Nasdaq:LTXX), a leading provider of semiconductor test solutions, today announced financial results for its third quarter ended April 30, 2008.

Sales for the quarter were $39,320,000, up 27% from prior quarter sales of $31,022,000. Net income for the quarter was $2,172,000, or $0.03 per share on a GAAP basis. In the third quarter of fiscal year 2007, sales were $33,014,000 and the net loss was $(7,991,000), or $(0.13) per share on a GAAP basis. Total incoming orders for the third quarter of fiscal year 2008 were $36 million, yielding a book-to-bill ratio of 0.91 to 1.

Dave Tacelli, chief executive officer and president, commented, "Last quarter we commented on an expanding customer base for our X-Series products and how we expected those new customers to make the transition from engineering development to volume production. As expected, we started to see the positive effects of this transition in our third quarter with revenue at the high end of our guidance and a return to profitability. While we continue to grow our opportunities with our number one account, our plan of diversifying the customer base is on track and we expect further expansion of new customers into fiscal year 2009."

Among LTX's accomplishments for the third fiscal quarter were the following:

 * For the first time in many years, a different customer took the top spot in driving total revenue for the quarter through both direct purchases and purchases by a subcontractor to support that customer,

 * Revenue grew 27% sequentially, leading a return to profitability,

 * We received the highly coveted Supplier Excellence Award from Texas
   Instruments for the second time in the last three years,

 * Won multiple RF wireless benchmarks during the quarter against both mature and what has been described by our competitors as next generation RF products,

 * Made significant momentum in the RF wireless space, particularly with those customers focused on high performance RF test at the lowest cost.

FOURTH QUARTER FISCAL 2008 OUTLOOK

Revenue is expected to be in the range of $36 million to $40 million, with gross margin of approximately 51%. The earnings per share is projected to be in the range of $0.00 to $0.03 assuming 63 million fully diluted shares. The Company will conduct a conference call today, May 20, 2008, at 4:30 PM EDT to discuss this release. The call may be accessed via telephone by dialing 800.299.9086, passcode 70891429. The conference call will also be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through June 12, 2008 via telephone by dialing 888.286.8010; passcode 38911773 or by visiting our web site at www.ltx.com.

"Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

ABOUT LTX

LTX Corporation (Nasdaq:LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation. All other trademarks are the property of their respective owners.

                               LTX CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)
                                (In thousands)

                                                 April 30,  July 31,
                                                   2008       2007
                                                 --------   --------
 ASSETS
 Current assets:
  Cash and cash equivalents                      $ 46,370   $ 63,302
  Marketable securities                            24,135     35,236
  Accounts receivable - trade, net                 21,326     22,479
  Accounts receivable - other                         779      1,475
  Inventories                                      23,373     27,102
  Prepaid expenses and other current assets         3,045      3,783
                                                 --------   --------
   Total current assets                           119,028    153,377

 Property and equipment, net                       28,933     32,483
 Goodwill                                          14,762     14,762
 Other assets                                         489        500
                                                 --------   --------
   Total assets                                  $163,212   $201,122
                                                 ========   ========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Current portion of long-term debt              $  4,800   $ 29,322
  Accounts payable                                 10,314     15,333
  Deferred revenues and customer advances           1,816      1,838
  Other accrued expenses                           11,847     19,605
                                                 --------   --------
   Total current liabilities                       28,777     66,098
                                                 --------   --------

 Long-term debt, net of current portion            14,000     17,900
 Other long-term liabilities                        4,141      4,016
 Stockholders' equity                             116,294    113,108
                                                 --------   --------
   Total liabilities and stockholders' equity    $163,212   $201,122
                                                 ========   ========

                              LTX CORPORATION

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                (Unaudited)
               (In thousands, except earnings per share data)

                               Three Months          Nine Months
                                   Ended                 Ended
                                 April 30,             April 30,
                           --------------------  --------------------
                              2008       2007       2008       2007
                           ---------  ---------  ---------  ---------
 Net sales                 $  39,320  $  33,014  $  99,976  $ 117,525

 Cost of sales                18,903     18,000     50,276     61,333

 Inventory related
  provision                       --      4,175         --      4,175
                           ---------  ---------  ---------  ---------

  Gross profit                20,417     10,839     49,700     52,017

 Engineering and product
  development expenses        11,794     12,203     34,776     38,058

 Selling, general and
  administrative expenses      6,611      6,778     20,044     20,276

 Reorganization                   --         --         --       (377)
                           ---------  ---------  ---------  ---------

  Income (loss) from
   operations (Note 1)         2,012     (8,142)    (5,120)    (5,940)

 Interest income (expense),
  net                            194        151        745       (540)
                           ---------  ---------  ---------  ---------

  Net income (loss) before
   provision (benefit) for
   taxes                       2,206  $  (7,991)    (4,375)    (6,480)

 Provision (benefit) for
  taxes                           34  $      --     (3,145)        --
                           ---------  ---------  ---------  ---------

 Net income (loss)         $   2,172  $  (7,991) $  (1,230) $  (6,480)
                           =========  =========  =========  =========

 Net income (loss) per
  share:
 Basic                     $    0.03  $   (0.13) $   (0.02) $   (0.10)
 Diluted                   $    0.03  $   (0.13) $   (0.02) $   (0.10)

 Weighted average shares
  outstanding:
 Basic                        62,678     62,147     62,552     62,065
 Diluted                      62,773     62,147     62,552     62,065

 Note 1: The following table presents stock-based compensation expense included in the Company's unaudited consolidated statements of operations (in thousands):

                                       Three Months       Nine Months
                                          Ended             Ended
                                        April 30,         April 30,
                                     ---------------   ---------------
                                      2008     2007     2008     2007
                                     ------   ------   ------   ------

 Cost of sales                       $   27   $   25   $   90   $   82
 Engineering and product
  development expenses                  337      242    1,053      836
 Selling, general and administrative
  expenses                              737      587    2,408    2,217
                                     ------   ------   ------   ------
 Total stock-based compensation
  expense                            $1,101   $  854   $3,551   $3,135
                                     ======   ======   ======   ======

CONTACT:  LTX Corporation
          Mark Gallenberger
          781.467.5417
          mark_gallenberger@ltx.com
          www.ltx.com